UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Corporate Center Drive, Suite #210 Raleigh, NC		27607
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 7, 2010 (the “Effective Date”), BioDelivery Sciences International, Inc. (the “Company”) appointed Benny Ward to the newly created position of Executive Vice President of Business and Strategic Development. In this capacity, Mr. Ward will lead the Company’s business and strategic development initiatives as well as investor relations activities. Mr. Ward will report directly to Dr. Mark A. Sirgo, President and Chief Executive Officer of the Company. The position of Executive Vice President of Business and Strategic Development of the Company will be an executive officer position of the Company.

Mr. Ward’s biographical information is as follows:

Benny Ward, 47, has been the Company’s Executive Vice President of Business and Strategic Development since September 2010. Prior to joining the Company, Mr. Ward worked for two years with early-stage medical technology companies and a venture capital fund. From 2006 to 2008, he served as Chief Financial Officer of InnerPulse, Inc., an early stage cardiac rhythm management company. From 1996 to 2005, Mr. Ward served in various capacities at Closure Medical Corporation, where he rose to the position of as Vice President of Finance and Chief Financial Officer and assisted in developing the company from an early stage enterprise, through its initial public offering and into a multi-million dollar, Nasdaq-listed company prior to its sale in 2005 to Johnson & Johnson. From 1992 to 1995, he served as an auditor at Price Waterhouse. Mr. Ward is a graduate of East Carolina University with a B.S. in Accounting and B.A. in Political Science.

Employment Agreement

Also as of the Effective Date, the Company entered into an Employment Agreement with Mr. Ward (the “Ward Employment Agreement”). The Ward Employment Agreement is a one-year, renewable agreement pursuant to which Mr. Ward shall be paid an annual salary of $195,000. In addition, Mr. Ward is eligible to receive a discretionary annual bonus of up to 40% of his base salary. As of the Effective Date, Mr. Ward was also granted incentive stock options to purchase 85,000 shares of the Company’s common stock (the “Options”). The strike price of the Options will be the 30-day volume-weighted average share price of the Company’s publicly-traded common stock as of the Effective Date. The Options will vest (assuming Mr. Ward is still employed by the Company) annually in  1/3 increments over 3 years (28,000 Options in years one and two and 29,000 Options in year 3), beginning on the Effective Date. Under the terms of the Ward Employment Agreement, Mr. Ward is also entitled to the following benefits: medical, dental and disability and 401(k).

The Company may terminate Mr. Ward’s employment agreement without cause and Mr. Ward may resign upon 30 days advance written notice. The Company may immediately terminate Mr. Ward’s employment agreement for Good Cause (as defined in the agreement). Upon the termination of Mr. Ward’s employment for any reason, Mr. Ward will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable Company arrangements. If Mr. Ward is terminated by the Company during the term of the Ward Employment Agreement other than for Good Cause, Mr. Ward shall be entitled to a lump sum severance payment equal to: (i) if the Company’s notice of termination is given prior to or as of September 7, 2011, the Company shall pay Mr. Ward a one-time cash severance payment equal to 50% of the full year’s base salary plus a pro rated portion of Mr. Ward’s target annual bonus and (ii) if the Company’s notice of termination is given after September 7, 2011, the Company shall pay a one-time cash severance payment equal to the full year’s base salary plus a pro rated portion of Mr. Ward’s target annual bonus. In the event that such termination is within six months following a Change of Control (as defined in the Ward Employment Agreement), the lump sum paid to Mr. Ward will equal the sum of his then current annual base salary plus an amount equal to fifty percent (50%) of his then current annual base salary, multiplied by 1.5. In addition, the Ward Employment Agreement will terminate prior to its scheduled expiration date in the event of Mr. Ward’s death or disability.

The Ward Employment Agreement also includes a 2 year non-competition and non-solicitation and a 5 year confidentiality covenant, except that if Mr. Ward’s employment is terminated upon a Change of Control, the non-competition period will be 18 months.

The Ward Employment Agreement is attached as Exhibit 10.1 hereto. In addition, as of the Effective Date, Mr. Ward executed the Company’s standard Confidentiality, Intellectual Property and Non-Competition Agreement, which is attached as Exhibit 10.2 hereto.

There is no family relationship between Mr. Ward and any officer, director or employee of the Company. In addition, Mr. Ward has not been a party to any transaction described in Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated and effective September 7, 2010, between the Company and Benny Ward.

10.2	Confidentiality, Intellectual Property and Non-Competition Agreement, dated and effective September 7, 2010, by Benny Ward in favor of the Company.

99.1	Press release, dated September 7, 2010, regarding the appointment of Benny Ward.

Cautionary Note Regarding Forward-Looking Statements

This Report, the exhibit hereto and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the

Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, results regarding the actual timelines for development of the Company’s product candidates and potential commercial partnerships relating thereto, may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 7, 2010	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ James A. McNulty
		Name:	James A. McNulty
		Title:	Secretary, Treasurer and Chief Financial Officer